                                   EXHIBIT 21



                 SUBSIDIARIES OF FIRST UNITED BANCSHARES, INC.

                                                                      EXHIBIT 21


                         FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries


Name                                                                         Jurisdiction of Incorporation
----                                                                         -----------------------------
The First National Bank                                                                United States
of El Dorado, El Dorado
Arkansas

City National Bank                                                                     United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                                                                    United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                                                            United States
N.A., Camden, Arkansas

Commercial Bank at Alma                                                                Arkansas
Alma, Arkansas

The Bank of North Arkansas                                                             Arkansas
Melbourne, Arkansas

First Stuttgart Bank and Trust Company                                                 Arkansas
Stuttgart, Arkansas